Exhibit 99.1

Contact:

Tim Christoffersen

Chief Financial Officer

Monolithic Power Systems, Inc.

408 357-6777

Monolithic Power Systems Reports Fourth-

Quarter and Fiscal Year 2004 Financial Results

LOS GATOS, Calif., February 3, 2005 – Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2004.

Financial highlights for the fourth quarter included:

•	Net revenues of $15.1 million, up 85% from $8.2 million for the same quarter of 2003

•	Gross margin of 62.6%, up from 60.9% for the year-earlier quarter

•	R&D and SG&A expenses of $4.2 million, or 28.0% of net revenues, compared with $2.6 million, or 32% of net revenues, for the same quarter a year ago

•	GAAP net income of $647,000 ($0.02 per diluted share), which includes a one time net tax credit of $1,001,000, compared to GAAP net income of $356,000 ($0.00 per diluted share) from the same quarter a year earlier

•	Non-GAAP net income(1), excluding stock-based compensation expense, of $3.4 million ( $0.12 per diluted share).

“Our net revenues and gross margin exceeded our initial expectations for the fourth quarter,” said MPS Chief Executive Officer Michael Hsing. “Our increase in revenue came across all of our product lines and I am extremely pleased with the design win momentum at our customers.”

For full-year 2004, net revenues were $47.9 million, up 98% from $24.2 million for 2003. Net loss was $4.1 million ($0.58 per diluted share), compared with a net loss of $3.0 million ($0.71 per diluted share) for the prior year. Excluding stock-based compensation expense, non-GAAP net income for 2004 was $7.9 million ($0.30 per diluted share), compared with a non-GAAP net income of $85,000 ($0.00 per diluted share) for 2003.

Conference Call

MPS plans to conduct a management teleconference on fourth-quarter and year-end results at 2:00 p.m. PST / 5:00 p.m. EST today, February 3, 2005. Dial-in number: 719-457-2727, code number 9577454. The call will be webcast live and archived for all investors for one year on the MPS website at http://www.monolithicpower.com/cmp_02_inv_rel.htm. This press release and any other information related to the call will also be posted on the website at that location. In addition, a phone replay of the call will be available for seven days at 719-457-0820, code number 9577454.

(1) Non-GAAP net income differs from net income determined according to GAAP (Generally Accepted Accounting Principles in the United States). A schedule reconciling these amounts is included in this news release. Our non-GAAP net income differs from GAAP net loss in that our non-GAAP figure excludes stock-based compensation expense. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures in assessing what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures together with GAAP provides investors supplemental information and an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures together with GAAP measures provides the investor with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP measures utilized by MPS.

About MPS

Monolithic Power Systems, Inc. (MPS) designs, develops and markets proprietary, advanced analog and mixed-signal semiconductors for large and high-growth markets. The company’s integrated circuits (ICs) are used in a variety of electronic products, such as notebook computers, flat panel displays, cellular handsets, digital cameras, wireless local area network (LAN) access points, home entertainment systems and personal digital assistants (PDAs). MPS utilizes a fabless business model, manufacturing its ICs through foundry partners that employ the company’s proprietary process technology. MPS is based in Los Gatos, California, and through MPS International maintains international sales offices in Taiwan, China and Korea.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding, among other things, potential growth of the markets into which we sell our products. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the potential impact on customers of the effects of litigation in which the company is involved, risks associated with our continued development and expansion of our business, acceptance of, or demand for, our products being lower than expected, and, based on our limited operating history, difficulty in predicting or budgeting for future expenses and financial contingencies.

Other risk factors are listed in MPS’ SEC filings, including but not limited to the final prospectus for its initial public offering of common stock filed November 19, 2004.

Any statements by persons outside of MPS speculating on the progress of the quarter, or other aspects of the MPS’ business, are not based on internal MPS information and should be assessed accordingly by investors.

MPS, Monolithic Power Systems, and the MPS logo are among the trademarks of Monolithic Power Systems, Inc. in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Financial Statements Attached

Monolithic Power Systems, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	unaudited Q4 2003	unaudited Q4 2004	2003	2004
Revenues	$8,163	$15,127	$24,204	$47,923
Cost of revenues:
Product cost	3,060	5,481	10,750	18,681
Stock-based compensation	129	176	180	810

Total cost of revenues	3,189	5,657	10,930	19,491

Gross profit	4,974	9,470	13,274	28,432
Gross profit %	60.9%	62.6%	54.8%	59.3%
Operating expenses:
Research and development (excluding stock based compensation)	1,361	2,268	5,493	7,689
Selling, General and administrative (excluding stock based compensation)	1,259	1,970	3,914	7,018
Patent litigation	585	2,989	4,332	7,833
Stock-based compensation*	1,458	2,614	2,741	11,047

Total operating expenses	4,663	9,841	16,480	33,587

Income (Loss) from operations	311	(371)	(3,206)	(5,155)
Other income (expense):
Interest and other income	45	62	170	171
Interest and other expense	—	(45)	—	(140)

Total other income, net	45	17	170	31

Net Income (loss) before income taxes	356	(354)	(3,036)	(5,124)
Income tax expense (credit)	—	(1,001)	—	(1,001)

Net Income <loss>	356	647	(3,036)	(4,123)

Accretion of redeemable convertible preferred stock	335	178	1,340	1,183

Net income (loss) attributable to common stockholders	$21	$469	$(4,376)	$(5,306)

Basic net income (loss) per common share	$0.00	$0.03	$(0.71)	$(0.58)
Diluted net income (loss) per common share	$0.00	$0.02	$(0.71)	$(0.58)
Shares used in basic net income (loss) per common share	6,358	16,186	6,143	9,132
Shares used in diluted net income (loss) per common share	20,815	27,922	6,143	9,132

Monolithic Power Systems, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	31-Dec-03	31-Dec-04
ASSETS
Current assets:
Cash and cash equivalents	$12,135	$46,419
Short-term investments	1,007	2,600
Accounts receivable, net	4,566	3,989
Inventories	1,599	5,398
Deferred tax asset - current		807
Prepaid and other current assets	330	1,122

Total current assets	19,637	60,335
Property and equipment, net	2,149	4,180
Other assets	30	134
Deferred tax asset - noncurrent		658
Restricted assets	787	6,641

Total assets	$22,603	$71,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,792	$2,744
Accrued compensation and related benefits	515	1,518
Accrued liabilities	587	3,648
Deferred tax liabilities		374

Total current liabilities	2,894	8,284
Deferred rent	65	162
Redeemable convertible preferred stock – no par value;	18,413
Shareholders’ equity:
Convertible preferred stock – no par value	11,163
Common stock, no par value	13,533	93,199
Deferred stock compensation	(8,013)	(9,180)
Notes receivable from stockholders	(398)	(398)
Accumulated other comprehensive income	1	243
Accumulated deficit	(15,055)	(20,362)

Total shareholders’ equity	1,231	63,502

Total liabilities and shareholders’ equity	$22,603	$71,948

Monolithic Power Systems, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Q4 2003	Q4 2004	2003	2004
Revenues	8,326	15,127	24,404	48,088
Cost of revenues:
Product cost	3,060	5,481	10,750	18,681
Stock-based compensation	—	—		—

Total cost of revenues	3,060	5,481	10,750	18,681

Gross profit	5,266	9,646	13,654	29,407
Gross profit %	63.2%	63.8%	55.9%	61.2%
Operating expenses:
Research and development (excluding stock based compenasation)	1,361	2,268	5,493	7,689
Selling, General and administrative (excluding stock based compensation)	1,259	1,970	3,914	7,018
Patent litigation	585	2,989	4,332	7,833
Stock-based compensation*	—	—		—

Total operating expenses	3,205	7,227	13,739	22,540

Income (loss) from operations	2,061	2,419	(85)	6,867
Other income (expense):
Interest and other income	45	62	170	171
Interest and other expense	—	(45)	—	(140)

Total other income (expense), net	45	17	170	31

Net Income before income taxes	2,106	2,436	85	6,898
Income tax expense (credit)	—	(1,001)	—	(1,001)

Net Income	$2,106	$3,437	$85	$7,899

Basic net income per common share	$0.33	$0.21	$0.01	$0.86
Diluted net income per common share	$0.10	$0.12	$0.00	$0.30
Shares used in basic net income per common share	6,358	16,186	6,143	9,132
Shares used in diluted net income per common share	20,815	27,922	24,181	26,702

Monolithic Power Systems, INC.

NON-GAAP AND GAAP RECONCILATIONS

(unaudited)

(in thousands)

	Q4 2003	Q4 2004	2003	2004
Net income (loss) - GAAP basis	$356	$647	$(3,036)	$(4,123)

Non-GAAP Adjustments for Stock Comp
Contra Revenue	163	—	200	165
Cost Of Good Sold	129	176	180	810
Operating Expense	1,458	2,614	2,741	11,047
Tax effect to items	—	—	—	—

Net income - Non-GAAP	$2,106	$3,437	$85	$7,899